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                                                                    EXHIBIT 99.3


                                RYDER TRS, INC.

                               OFFER TO EXCHANGE
                 $175,000,000 IN AGGREGATE PRINCIPAL AMOUNT OF
                    10% SENIOR SUBORDINATED NOTES DUE 2006
                      IN RELIANCE UPON AN EXEMPTION FROM
                     REGISTRATION UNDER THE SECURITIES ACT
                              OF 1933, AS AMENDED
                                   FOR UP TO
                 $175,000,000 IN AGGREGATE PRINCIPAL AMOUNT OF
                                ITS OUTSTANDING
                    10% SENIOR SUBORDINATED NOTES DUE 2006

To Our Clients:

  Enclosed for your consideration is a Prospectus dated       , 1997 (as the
same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Ryder TRS, Inc. (the "Issuer") to exchange up to $175,000,000 in aggregate principal amount of its 10% Senior Subordinated Notes due 2006 in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Senior Notes"), for $175,000,000 in aggregate principal amount of its 10% Senior Subordinated Notes due 2006 (the "Exchange Notes").

  The material is being forwarded to you as the beneficial owner of Senior Notes carried by us for your account or benefit but not registered in your name. A tender of any Senior Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Senior Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Senior Notes in the Exchange Offer.

  Accordingly, we request instructions as to whether you wish us to tender any or all Senior Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Senior Notes.

  YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER SENIOR NOTES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER. The Exchange Offer will expire at 5:00 p.m.,
New York City time, on [      ], 1997, unless extended (the "Expiration
Date"). Senior Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

  If you wish to have us tender any or all of your Senior Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Senior Notes held by us and registered in our name for your account or benefit.
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                                 INSTRUCTIONS

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Ryder TRS, Inc.

  THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF SENIOR NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

Box 1[_]
      Please tender my Senior Notes held by you for my account or benefit. I have identified on a signed schedule attached hereto the principal amount of Senior Notes to be tendered, in integral multiples of $1,000, if I wish to tender less than all of my Senior Notes.

Box 2[_]
      Please do not tender my Senior Notes.

Date:[      ], 1997
                                          _____________________________________
                                          _____________________________________
                                                      Signature(s)
                                          _____________________________________
                                          _____________________________________
                                                Please print name(s) here
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Unless a specific contrary instruction is given in a signed Schedule attached hereto, your signature(s) hereon shall constitute an instruction to us to tender all your Senior Notes.

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